Exhibit 10.103

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                         GCI AMERICAN CABLESYSTEMS, INC.
                             a Delaware corporation

                                       and

                        GCI CABLESYSTEMS OF ALASKA, INC.
                              an Alaska corporation

                               EACH WITH AND INTO

                                 GCI CABLE, INC.
                              an Alaska corporation

         THIS AGREEMENT AND PLAN OF MERGER ("Plan") is adopted as of the 10th day of December, 2002, pursuant to Alaska Statute 10.06.556 and pursuant to
Section 252 of the Delaware General Corporation Law, among (a) GCI Cable, Inc., an Alaska corporation ("GCI Cable, Inc."); (b) GCI American Cablesystems, Inc., a Delaware corporation ("American"); and (c) GCI Cablesystems of Alaska, Inc., an Alaska corporation ("Cablesystems").

         WHEREAS, American is a corporation duly organized and existing under the laws of the State of Delaware with authorized capital consisting of 1000 shares, classified as common stock, par value $.01 per share ("American Stock"), of which 68 shares are issued and outstanding and are owned now by GCI Cable, Inc.; and

         WHEREAS, Cablesystems is a corporation duly organized and existing under the laws of the State of Alaska with authorized capital consisting of 100,000 shares, classified as common stock, no par value ("Cablesystems Stock") of which 58 shares are issued and outstanding and are owned now by American; and

         WHEREAS, GCI Cable, Inc., is a corporation duly organized and existing under the laws of the State of Alaska with authorized capital consisting of 1,000 shares, classified as common stock, no par value, of which 101 shares are issued and outstanding; and

         WHEREAS, the parties hereto desire that American and Cablesystems each be merged with and into GCI Cable, Inc., with the name of "GCI Cable, Inc.," pursuant to the terms and conditions of this Plan; and

         WHEREAS, the Directors of GCI Cable, Inc., American, and Cablesystems have each approved and adopted the Plan by unanimous written consents, each and all dated as of December 10, 2002;


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         NOW, THEREFORE, the following:

         1. Merger. At the Effective Date (as defined herein) American and Cablesystems shall merge with and into GCI Cable, Inc. ("Merger"). Following the Merger, the separate corporate existence of each of American and Cablesystems shall cease, and GCI Cable, Inc., shall continue as the surviving corporation ("Surviving Corporation") and shall continue its corporate existence.

         2. Name and Location of the Surviving Corporation. The name of the Surviving Corporation shall be and remain "GCI Cable, Inc." The established offices and business locations of GCI Cable, Inc., American, and Cablesystems shall be the offices and locations of the Surviving Corporation.

         3. Certificate of Incorporation and Bylaws. The Articles of Incorporation and the Bylaws (as then constituted) of GCI Cable, Inc., shall be and remain the Articles of Incorporation and Bylaws of the Surviving Corporation, until such Articles of Incorporation or Bylaws are amended, altered or repealed as provided by law.

         4. Officers and Directors. At the Effective Date, the officers and the directors of GCI Cable, Inc. shall continue as the officers and directors, respectively, of the Surviving Corporation.

         5. Effect of Merger. As of the Effective Date, GCI Cable, Inc. shall receive all of the property, rights, privileges, franchises, patents, trademarks, trade names, licenses, registrations and other assets of every kind and description of American and Cablesystems, including, without limitation, all goodwill associated therewith, such assets shall be vested in and devolved upon GCI Cable, Inc., without further act and deed, and GCI Cable, Inc. shall assume all the liabilities of every kind and description of both American and Cablesystems.

         6. Conversion of Shares and Other Securities. At the Effective Date, by virtue of the Merger and without any action on the part of GCI Cable, Inc. or the holder of any of the shares and other securities of GCI Cable, Inc., American or Cablesystems the following will occur:

                  (a) Each share of GCI Cable, Inc. common stock issued and outstanding immediately prior to the Effective Date, shall remain issued and outstanding as one share of common stock of GCI Cable, Inc., as the Surviving Corporation.

                  (b) Each share of American Stock issued and outstanding immediately prior to the Effective Date, shall be converted into the right to receive cash in the amount of $.01 per share. The transfer books of American shall be closed and no transfer of American Stock shall be made at or after the Effective Date.


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                  (c) Each share of Cablesystems Stock issued and outstanding immediately prior to the Effective Date, shall be exchanged for cash in the amount of $.01 per share. The transfer books of Cablesystems shall be closed and no transfer of Cablesystems Stock shall be made at or after the Effective Date.

         7. Effective Date. The Merger shall become effective on December 31, 2002 at 11:59 p.m. ("Effective Date").

         8. Consent. The parties hereto acknowledge that the elimination of Cablesystems as a separate entity has been consented to by the Regulatory Commission of Alaska, in its Order No. 1, in docket U-01-89, dated November 8, 2001.

         9. Delivery. American, as the current shareholder of Cablesystems, and GCI Cable, Inc., as sole shareholder of American, have each received this Plan.

         IN WITNESS WHEREOF, GCI Cable, Inc., GCI American Cablesystems, Inc., and GCI Cablesystems of Alaska, Inc., each have caused this Plan to be signed as of the date and year first above written.

ATTEST                                    GCI Cable, Inc.
                                          (an Alaska corporation)


By: /s/                                   By: /s/
   John M. Lowber, Secretary                 Ronald A. Duncan, President

                                  VERIFICATION

         I, Ronald A. Duncan, say on oath or affirm that I have read the foregoing document and believe all statements made in the document are true.



                                          By: /s/
                                             Ronald A. Duncan, President


         Subscribed and sworn to before me on the 10th day of December, 2002.


                                          /s/
                                          Notary Public in and for Alaska
                                          My Commission Expires: 01-08-03




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ATTEST                                    GCI Cablesystems of Alaska, Inc.
                                          (an Alaska corporation)


By: /s/                                   By: /s/
   John M. Lowber, Secretary                 Wilson Hughes, President

                                  VERIFICATION

I, Wilson Hughes, say on oath or affirm that I have read the foregoing document and believe all statements made in the document are true.



                                          By: /s/
                                             Wilson Hughes, President


         Subscribed and sworn to before me on the 10th day of December, 2002.

                                          /s/
                                          Notary Public in and for Alaska
                                          My Commission Expires: 01-08-03


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